Exhibit k.3

SOLAR CAPITAL LLC

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 13, 2007, among Solar Capital LLC, a Maryland limited liability company (together with any successor entity, the “Company”); Solar Cayman Limited, a Cayman Islands corporation, and Solar Offshore Limited, a Cayman Islands corporation (the “Feeder Corporations”); and Citigroup Global Markets Inc. and JP Morgan Securities Inc. (the “Initial Purchasers/Placement Agents”) for the benefit of the Initial Purchasers/Placement Agents and the holders from time to time of the Securities (as defined below) (including the Initial Purchasers/Placement Agents) (each a “Holder” and, collectively, the “Holders”).

The parties enter this agreement on the basis of the following facts, understandings and intentions:

A. The Company, the Feeder Corporations, Solar Capital Partners, LLC and the Initial Purchasers/Placement Agents entered into the Purchase/Placement Agreement dated as of March 7, 2007 (the “Purchase/Placement Agreement”) in connection with the offering and sale, whether by the Initial Purchasers/Placement Agents or directly by the Company or the Feeder Corporations (the “Offering”), of membership units of the Company (the “Units”) and common shares of the Feeder Corporations representing beneficial interests in Units (collectively, the “Securities”).

B. In order to induce the investors who are purchasing the Securities in the Offering to purchase such Securities and the Initial Purchasers/Placement Agents to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement for the holders of Registrable Securities (as defined below).

C. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

Now, therefore, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase/Placement Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Applicable Shelf Registration Period” shall have the meaning set forth in Section 2(c) hereof.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall mean the date of the first issuance of the Securities.

“Commission” shall mean the Securities and Exchange Commission.

“Deferral Period” shall have the meaning indicated in Section 3(i) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Memorandum” shall mean the offering memorandum, dated March 7, 2007, relating to the Securities, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

“First Shelf Registration Period” shall have the meaning set forth in Section 2(c) hereof.

“Holder” shall have the meaning set forth in the preamble hereto.

“Initial Public Offering” shall mean an initial public offering of the Securities (or any successor securities thereof).

“Initial Purchaser/Placement Agent” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the Securities registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 7 hereof.

“NASD Rules” shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

“Notice and Questionnaire” shall mean a written notice delivered to the Company substantially in the form attached as Appendix A to this Agreement.

“Notice Holder” shall mean, on any date, any Holder of Registrable Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Offering” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, Rule 430B or Rule 430C, as appropriate, under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase/Placement Agreement” shall have the meaning set forth in the preamble hereto.

“Registrable Securities” shall mean Securities other than those that (i) have been registered under the Shelf Registration Statement and disposed of in accordance therewith, (ii) have been sold back to the Company or the Feeder Corporations, (iii) have been distributed to the public pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission, or (iv) are saleable (a) during any 90-day period pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission, but only to the extent that the Holder thereof may sell all of the Securities held by such Holder pursuant thereto, or (b) pursuant to Rule 144(k) under the Act or any successor rule or regulation thereto that may be adopted by the Commission.

“Second Shelf Registration Period” shall have the meaning set forth in Section 2(c) hereof.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“underwriter” shall mean any underwriter of Securities in connection with an offering thereof under the Shelf Registration Statement.

2. Shelf Registration. (a) The Company shall use its best efforts to file with the Commission on or prior to 270 days after the Closing Date, but not earlier than 180 days after the Closing Date, a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission.

(b) The Company shall use its best efforts to cause the Shelf Registration Statement to become or be declared effective under the Act no later than 730 days after the Closing Date.

(c) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “First Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (i) the second anniversary of the Closing Date or (ii) the date upon which there are no Registrable Securities outstanding. In addition to its obligations in the previous sentence, the Company also shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Solar Capital Investments, LLC (including any successor entity thereto) for a period (the “Second Shelf Registration Period”; each of the First Shelf Registration Period and Second Shelf Registration Period, an “Applicable Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (i) three months after the date that Solar Capital Investments, LLC is not longer an affiliate of the Company or (ii) the date that Solar Capital Investments, LLC no longer holds Registrable Securities. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the Applicable Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Securities at any time during the Applicable Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 3(i) hereof.

(d) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(e) Each Holder of Registrable Securities agrees to deliver a Notice and Questionnaire to the Company at least seven Business Days prior to any distribution by it of Registrable Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within ten Business Days after such date, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling holder in the Shelf Registration Statement and the related Prospectus and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use best efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(e)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(e)(i) hereof; provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling holder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(e) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling holder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(e).

3. Registration Procedures. The following provisions shall apply in connection with the Shelf Registration Statement.

(a) The Company shall:

(i) furnish to each of the Initial Purchasers/Placement Agents and to counsel for the Notice Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers/Placement Agents reasonably propose; and

(ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

(b) The Company shall ensure that:

(i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall advise the Initial Purchasers/Placement Agents, the Notice Holders and any underwriter that has provided in writing to the Company a telephone or facsimile number and address for notices, and confirm such advice by notice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) The Company shall use its best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e) The Company shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f) During the Applicable Shelf Registration Period, the Company shall promptly deliver to each Initial Purchaser/Placement Agent, each Notice Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Securities.

(g) Prior to any offering of Securities pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of the Securities for sale under the laws of such jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the

Offering or any offering pursuant to the Shelf Registration Statement, in any jurisdiction where it is not then so subject.

(h) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchasers/Placement Agents and Notice Holders of the Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, or in connection with a primary underwritten offering by the Company where the Company is advised by the representative of the underwriters for such underwritten offering that the sale of Registrable Securities pursuant to the Shelf Registration Statement would have a material adverse effect on the Company’s primary offering, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(h) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”) shall not exceed an aggregate of 90 days or more than three separate times in any consecutive twelve-month period.

(j) Not later than the effective date of the Shelf Registration Statement, the Company shall provide a CUSIP number for the Securities registered under the Shelf Registration Statement and provide printed certificates for such Securities, free of any restrictive legends, in a form eligible for deposit with The Depository Trust Company.

(k) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(l) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf

Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(m) The Company shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

(n) The Company shall:

(i) make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries, if any;

(ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any the Shelf Registration Statement as is customary for similar due diligence examinations;

(iii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase/Placement Agreement;

(iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings (including, without limitation, a standard “10b-5” opinion) and such other matters as may be reasonably requested by such Holders and underwriters;

(v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 3(h) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (n) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder. In the event no legal opinion is delivered to any underwriter, the Company shall furnish to each Holder of Registrable Securities in connection with a disposition pursuant to the Shelf Registration Statement an opinion of counsel to the Company to the effect that the Shelf Registration Statement has been declared effective and that no stop order is in effect.

(o) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the NASD Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the NASD Rules.

(p) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Securities covered by the Shelf Registration Statement.

4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Simpson Thacher & Bartlett LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith.

5. Lock-Up Provision. In recognition of the benefit that an Initial Public Offering will confer on the Holders, without the prior written consent of both Initial Purchasers/Placement Agents (which consent may be withheld or delayed in the sole discretion of either of the Initial Purchasers/Placement Agents), each Holder will refrain, during the period commencing on the date of the closing of the Initial Public Offering and ending on the date that is 120 days after the closing date of the Initial Public Offering (the “Lock-Up Period”), from:

(a) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any Securities offered and sold in the Offering (or any successor securities thereof), or

(b) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Securities offered and sold in the Offering (or any successor securities thereof), whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Securities (or any successor securities thereof) or other securities, in cash or otherwise.

Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s organizational documents, the Holders may transfer any Securities (or any successor securities thereof) during the Lock-Up Period as follows: (a) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 5; (b) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this Section 5; (c) as a distribution to stockholders, partners, members or affiliates of the undersigned, provided that such stockholders, partners, members or affiliates agree to be bound in writing by the restrictions set forth in this Section 5; or (d) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in this Section 5. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder of Securities covered by the Shelf Registration Statement, each Initial Purchaser/Placement Agent, the directors, officers, employees, Affiliates and agents of each such Holder or Initial Purchaser/Placement Agent and each person who controls any such Holder or Initial Purchaser/Placement Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (y) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein or (z) use of the Shelf Registration Statement or a Prospectus (including any preliminary Prospectus) during a period when a stop order has been issued in respect thereof or any proceeding for that purpose has been initiated, or use of a Prospectus or any preliminary Prospectus that has been suspended pursuant to Sections 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(i) hereof; provided, however, that in each case under clause (z), the Company provides to such Holder prior to such use notice of such request, stop order, initiation of proceedings, suspension, event or development. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

The Company also agrees to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Securities registered under the Shelf Registration Statement, its directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers/Placement Agents and the selling Holders provided in this paragraph (a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(m) hereof.

(b) Each Holder of securities covered by the Shelf Registration Statement (including each Initial Purchaser/Placement Agent that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser/Placement Agent in such Notice Holder’s Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Offering and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser/Placement Agent be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers/Placement Agents shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 6, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

7. Underwritten Registrations. No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person (a) agrees to sell such person’s Securities on the basis reasonably provided in any underwriting arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company shall select in its sole discretion any underwriter or underwriters in connection with any underwritten offering pursuant to the Shelf Registration Statement.

8. Registration Defaults. If the Shelf Registration Statement is not declared effective by the Commission prior to 730 days from the Closing Date, each Holder shall have the right, as described in Section 3.9 of the Company’s Operating Agreement as in effect on the date hereof without giving effect to any subsequent amendments, if any, to cause the Company (including any successor entity) to purchase the Securities held by such Holder at a price equal to the then-current net asset value per unit of the Securities.

9. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in the Shelf Registration Statement filed pursuant to the terms hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s or prospective holder’s securities will not reduce the amount of Registrable Securities that is included, or (b) to have his, her or its securities registered on a registration statement in which Holders are not permitted to participate and that could be declared effective prior to, or within 90 days of, the effective date of the Shelf Registration Statement filed pursuant to this Agreement. Notwithstanding the foregoing, this Section 9 shall not apply to the registration rights agreement to be entered into of even date herewith by and among the Company, the Feeder Corporations, Magnetar Capital Partners, LP, Magnetar Financial LLC and certain of their Affiliates (the “Magnetar Registration Rights Agreement”). As of the date hereof, the Company has not entered into any agreement with respect to its securities that is inconsistent with this Section 9 except for the Magnetar Registration Rights Agreement.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holders of a majority of the Registrable Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser/Placement Agent hereunder, the Company shall obtain the written consent of each such Initial Purchaser/Placement Agent against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers/Placement Agents and each Holder.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire;

(b) if to the Initial Purchasers/Placement Agents, initially at the address or addresses set forth in the Purchase/Placement Agreement; and

(c) if to the Company, initially at its address set forth in the Purchase/Placement Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers/Placement Agents or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein or in the Purchase/Placement Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities, and the indemnified persons referred to in Section 6 hereof. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18. Feeder Corporations. Each of the Feeder Corporations hereby agrees (i) to use their respective best efforts to cause the Company to comply with its obligations pursuant to this Agreement and (ii) to take any actions that may be reasonably requested from time to time by the Company, any Holder or the Initial Purchasers/Placement Agents in furtherance of the purposes of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Feeder Corporations and the Initial Purchasers/Placement Agents.

Very truly yours,

Solar Capital LLC

By:
Name: Title:

Solar Cayman Limited

By:
Name: Title:

Solar Offshore Limited

By:
Name: Title:

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written.

Citigroup Global Markets Inc. J.P. Morgan Securities Inc.

By: Citigroup Global Markets Inc.

By:
Name: Title:

By: J.P. Morgan Securities Inc.

By:
Name: Title:

Appendix A

NOTICE AND QUESTIONNAIRE

The undersigned Holder (the “Holder”) of Registrable Securities of Solar Capital LLC (the “Company”), or of Solar Cayman Limited or Solar Offshore Limited (the “Feeder Corporations”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “SEC”) the Shelf Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of March     , 2007 (the “Registration Rights Agreement”), among the Company, the Feeder Corporations and the Initial Purchasers/Placements Agents. The Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Registration Rights Agreement.

A Holder that has agreed to be bound by certain provisions of the Registration Rights Agreement is entitled to certain benefits under the provisions of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, the Holder will be required to be named as a selling securityholder in the Prospectus, deliver a Prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to the Holder (including certain indemnification provisions as described below). If the Holder does not complete this Notice and Questionnaire and deliver it to the Company as provided below, it will not be named as a selling securityholder in the Prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement.

Certain legal consequences may arise from being named as a selling securityholder in the Shelf Registration Statement and the Prospectus. Accordingly, the Holder is advised to consult its own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the Prospectus.

Notice

The Holder requests that the Company include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3) (unless otherwise specified under Item (3)). The undersigned Holder, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned Holder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

Questionnaire

1.	(a) Full Legal Name of Holder:

(b)	Full legal name of registered holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

(c)	Full legal name of broker-dealer or other third party through which Registrable Securities listed in (3) below are held:

(d)	Full legal name of DTC participant (if applicable and if not the same as (b) or (c) above) through which Registrable Securities listed in (3) below are held:

2.	Address for notices to Holder:

Telephone:

Fax:

Contact Person:

3.	Beneficial ownership of Registrable Securities:

Unless otherwise indicated in the space provided below, all Registrable Securities listed in response to Item (3) above will be included in the Shelf Registration Statement. If the undersigned does not wish all such Registrable Securities to be so included, please indicate below the number of Registrable Securities to be included:

4.	Beneficial Ownership of the Registrable Securities owned by the Holder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

(a)	Type and amount of other securities beneficially owned by the Holder:

(b)	CUSIP No(s). of such other securities beneficially owned:

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5.	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions to the foregoing here:

The undersigned Holder acknowledges that it understands its obligation to comply with the provisions of the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the Securities Act relating to prospectus delivery, in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned Holder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Holder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Holder against certain liabilities.

In accordance with the undersigned Holder’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned Holder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

In the event the Holder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Holder will notify the transferees at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing below, the undersigned Holder consents to the disclosure of the information contained herein in its answers to Items (1) through (5) above and the inclusion of such information in the Shelf Registration Statement and the Prospectus. The undersigned Holder understands that such information will be relied upon by the Company without independent investigation or inquiry in connection with the preparation or amendment of the Shelf Registration Statement and the Prospectus.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned Holder, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

Holder:

By:
Name: Title:

Dated:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE VIA FACSIMILE TO:

Solar Capital LLC

500 Park Avenue, 5th Floor

New York, New York 10022

Fax No.: (212) 993-1699

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